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                                    HEI, Inc.

                                STOCK OPTION PLAN
                            FOR NONEMPLOYEE DIRECTORS

             As Amended Effective May 11, 1994 and October 31, 1996

     1. PURPOSE. This Stock Option Plan (the "Plan") for HEI, Inc., a Minnesota corporation (the "Company"), is intended to advance the interests of the Company by providing members of the Board of Directors, who are responsible for the direction of the Company, with additional incentive to promote the success of the business, to increase their proprietary interest in the success of the Company, and to attract, reward and retain them as directors of the Company. These goals will be effectuated through the granting of nonqualified options to purchase Common Stock of the Company.

     2. DEFINITIONS. In addition to definitions that may be contained elsewhere herein, for purposes of this Plan, the following terms shall be defined as set forth below:

          (a) "Option Agreement" means any written agreement, contract, or other instrument or document evidencing any Option granted hereunder and signed by both the Company and the Participant.

          (b)  "Board" means the Board of Directors of the Company.

          (c) "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

          (d) "Committee" means the Committee referred to in Section 3 of the Plan.

          (e) "Disability" means disability as determined under procedures established by the Board for purposes of this Plan or as defined in Section 22(e)(3) of the Code.

          (f)  [DELETED]

          (g) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

          (h) "Fair Market Value" means as of any given date, unless otherwise determined by the Committee in good faith, the average for the preceding five business days of the closing bid prices of the Stock as reported on the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ") or, if the Stock is then traded on the NASDAQ/National Market System ("NASDAQ/NMS") or on a national or regional securities exchange, the average for the preceding five business days of the closing pr ices of the Stock on NASDAQ/NMS or such exchange.

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          (i)  "Participant" means any person entitled to participate in this
     Plan as set forth in Section 4 hereof.

          (j) "Stock" means the Common Stock, $.05 par value per share, of the Company.

          (k) "Stock Option" or "Option" means any option to purchase shares of Stock granted pursuant to Section 5 below.

     3. ADMINISTRATION. The Plan shall be administered by the Board, which, in its discretion, may delegate authority to a committee consisting of two or more directors appointed by the Board. The members of any such committee shall qualify as required under Rule 16b-3 of the Exchange Act, as it may be amended from time to time. Grants of Options under the Plan shall be made automatically as provided in Section 5. However, the Board shall have full authority to interpret the Plan, to promulgate such rules and regulations with respect to the Plan as it deems desirable and to make all other determinations necessary or appropriate for the administration of the Plan, and such determinations shall be final and binding upon all persons having an interest in the Plan.

     4. ELIGIBILITY. Options will be granted only to persons who at the time of the grant are directors of the Company and who are not otherwise employees of the Company or any affiliate of the Company ("Nonemployee Director" or "Nonemployee Directors").

     5.   OPTIONS.

          (a) ANNUAL GRANT. Each year, on the first business day following the annual meeting of the Company's shareholders (but in no event later than April 1 or the first business day thereafter), each person serving on such date as a Nonemployee Director of the Company shall be granted an Option to purchase Ten Thousand (10,000) shares of Stock, except as otherwise may be provided herein, each Option (a) shall be subject to all terms of the Plan,
     (b) shall be granted for a term of five years, and (c) shall vest and become fully exercisable on the earlier of the date of next annual meeting of the shareholders or the date one year from the date of grant; provided, in each instance, that the Participant has continuously served as a Nonemployee Director of the Company during such period or until the election of directors next following the date of grant, whichever shall first occur (and, if not, said Option shall be forfeited in its entirety).

          (b) EXERCISE PRICE. The exercise price per share of Stock purchasable under an Option shall be not less than 100% of the Fair Market Value of the Stock on the date of grant.

          (c) METHOD OF EXERCISE. Stock Options may be exercised in whole or in part at any time during the term of the Option. Payment of the exercise price shall be made by (i) cash or certified bank check, (ii) delivery of shares of Stock already owned by the Participant, or (iii) any combination of the foregoing. For purposes of this paragraph, shares of Stock that are delivered in payment of the exercise price shall be valued at their

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     Fair Market Value as of the date of the exercise of the Option.  The
     Company's obligation to deliver shares upon the exercise of Options shall be subject to applicable federal, state, and local tax withholding requirements. Unless otherwise determined by the Board, withholding obligations may be settled with Stock, including Stock received as part of the exercise giving rise to the withholding requirement.

          (d) RESTRICTIONS ON TRANSFER OF OPTION. Unless otherwise provided in the related Option Agreement and approved in advance by the Board, each Option granted under this Plan shall be transferable only by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act ("ERISA"), or the rules thereunder. Except as permitted by the preceding sentence, no Option granted under the Plan or any of the rights and privileges thereby conferred shall be transferred, assigned, pledged, or hypothecated in any way (whether by operation of law or otherwise), and no such Option, right, or privilege shall be subject to execution, attachment, or similar process. Unless otherwise provided in the related Option Agreement and approved in advance by the Board, an Option may be exercised during the Participant's lifetime only by the Participant or his or her guardian or legal representative.

     6. SHARES OF STOCK SUBJECT TO THE PLAN. There shall be reserved and available for issuance upon the exercise of Options granted from time to time under the Plan an aggregate of 400,000 shares of Stock. Such shares may consist, in whole or in part, of authorized but unissued shares of Stock or issued shares that have been reacquired by the Company. If any shares subject to an Option are not issued because the Option is not exercised, such shares shall again be available for distribution in connection with future Options.

     In the event of any merger, reorganization, consolidation, recapitalization, Stock dividend, Stock split, or other change in corporate structure affecting the Stock, such substitution or adjustment shall be made in the aggregate number of shares reserved for issuance under the Plan and in the number and option price of shares subject to outstanding Options granted under the Plan as may be determined to be appropriate by the Board, in its sole discretion, provided that the number of shares subject to any Option shall always be a whole number.

7.   DEATH OR DISABILITY OF PARTICIPANT.

          (a) TERMINATION BY DEATH. If a Participant's service to the Company terminates by reason of death, any Stock Option held by such Participant will immediately become fully exercisable and may thereafter be exercised by the legal representative of the Participant's estate or by any person who acquired the Option by will or the laws of descent and distribution for a period of one year from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

          (b) TERMINATION BY REASON OF DISABILITY. If a Participant's service to the Company terminates by reason of Disability, any Stock Option held by such Participant

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     shall immediately become fully exercisable and may thereafter be exercised by the Participant until the expiration of the stated term of such Stock Option; provided, however, that, if the Participant dies prior to the expiration of the Option, any unexercised Stock Option held by such Participant shall thereafter be exercisable to the extent to which it was exercisable at the time of death for a period of one year from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

     8. RESTRICTIONS ON TRANSFER OF STOCK. Unless a registration statement under the Securities Act of 1933 is in effect with respect to Stock to be purchased upon exercise of Options to be granted under the Plan, the Company may require that the Participant represent to and agree with the Company in writing that he or she is acquiring such shares of Stock for the purpose of investment and with no present intention to transfer, sell, or otherwise dispose of such shares of Stock. Further, in the absence of such registration, no shares of Stock acquired pursuant to exercise of an option may be transferred unless, in the opinion of counsel to the Company, such transfer is in compliance with applicable securities laws, and each certificate representing any shares of Stock issued to a Participant hereunder shall have endorsed thereon an appropriate legend referring to the restrictions against transfer.

     9. AMENDMENT OF THE PLAN. The Board of Directors may suspend or terminate the Plan or any portion thereof at any time, and the Board of Directors may amend the Plan from time to time as may be deemed to be in the best interests of the Company; provided, however, that no such amendment, alteration or discontinuation shall be made (a) that would impair the rights of a Nonemployee Director with respect to Options theretofore awarded, without such person's consent, or (b) without the approval of the stockholders (i) if such approval is necessary to comply with any legal, tax, or regulatory requirement, including any approval requirement that is a prerequisite for exemptive relief from Section 16(b) of the Exchange Act; or (ii) to increase the maximum number of shares of Stock subject to this Plan, increase the maximum number of shares issuable to any Nonemployee Director under this Plan, or change the definition of persons eligible to receive Options under this Plan.

     10. APPLICABILITY OF PLAN TO OUTSTANDING STOCK OPTIONS. This Plan shall not affect the terms and conditions of any stock options currently outstanding to any director of the Company, nor shall it affect any of the rights of any director to whom such a stock option was granted.

     11. EFFECTIVE DATE OF PLAN. This Plan shall become effective upon the date of its adoption by the Board of Directors of the Company, subject to approval of the shareholders of the Company at the 1992 annual meeting.

     12.  CHANGE IN CONTROL PROVISIONS.

          (a) IMPACT OF EVENT. In the event of a "Change in Control" as defined in Section 12(b), the following provisions shall apply:

               (i) All Options granted hereunder shall become fully exercisable and vested.

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               (ii) At the option of the holder thereof, the value of any outstanding Option shall be cashed out on the basis of the "Change in Control Price" as defined in Section 12(c) as of the date such Change in Control is determined to have occurred or such other date as the Committee may determine prior to the Change in Control.

          (b) DEFINITION OF "CHANGE IN CONTROL." For purposes of Section 12(a), a "Change in Control" means the happening of any of the following:

               (i) When any "person" as defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) of the Exchange Act, but excluding the Company or any subsidiary or parent or any employee benefit plan sponsored or maintained by the Company or any subsidiary or parent (including any trustee of such plan acting as trustee), directly or indirectly, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, as amended from time to time), of securities of the Company representing 20 percent or more of the combined voting power of the Company's then outstanding securities;

               (ii) When, during any period of 24 consecutive months during the existence of the Plan, the individuals who, at the beginning of such period, constitute the Board (the "Incumbent Directors") cease for any reason other than death to constitute at least a majority thereof; provided, however, that a director who was not a director at the beginning of such 24-month period shall be deemed to have satisfied such 24-month requirement (and be an Incumbent Director) if such director was elected by, or on the recommendation of, or with the approval of, at least 60% of the directors who then qualified as Incumbent Directors either actually (because they were directors at the beginning of such 24-month period) or by prior operation of this
          Section 12(b)(ii); or

               (iii) The approval by the shareholders of an acquisition of the Company by an entity other than the Company or a subsidiary or parent through purchase of assets, or by merger, or otherwise.

          (c) CHANGE IN CONTROL PRICE. For purposes of this Section 12, "Change in Control Price" means the highest price per share paid in any transaction reported on any market on which the Company's Stock is traded or paid or offered in any bona fide transaction related to the Change in Control of the Company at any time during the 60-day period immediately preceding the occurrence of the Change in Control.

     13. NONEXCLUSIVITY OF THE PLAN. The adoption of this Plan shall not be construed as limiting the power of the Board of Directors to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

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     14.  MISCELLANEOUS.

          (a) GOVERNING LAW. This Plan shall be governed by and construed in accordance with the laws of the State of Minnesota, and all terms shall be interpreted and construed so that there shall not be committed any violation of applicable state or federal securities laws.

          (b) NO ADDITIONAL RIGHTS OF SERVICE. Participation in or eligibility for participation in the Plan does not grant any person any right of service as a director, and the Company retains the right to terminate service of any director pursuant to the Company's Articles, Bylaws, and applicable law.

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     APPROVED and adopted by the Board of Directors of HEI, lnc. on November 15,
1991 and amended effective May 11, 1994, and October 31, 1996.

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